UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 30, 2008 (January 24, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2008, the Council of the Seneca Nation of Indians appointed Jeffrey L. Gill to serve as a Term B director of the Seneca Gaming Corporation, for a term expiring immediately prior to the annual meeting of the corporation’s Board of Directors in 2011.  Mr. Gill assumes the position of Martin E. Seneca, Jr., whose three year term had expired in October 2007 but had continued to serve on the board of directors until his successor was duly appointed.  A determination as to whether or not Mr. Gill will serve on any committees of the board of directors is expected to be made at the next regular meeting of the board of directors in February 2008.

Also on January 24, 2008, the Council of the Seneca Nation of Indians reappointed Bergal L. Mitchell, III to serve as a Term B director of the Seneca Gaming Corporation, for a term expiring immediately prior to the annual meeting of the corporation’s board of directors in 2011.  Mr. Mitchell is a member of the Corporation’s audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: January 30, 2008		/s/ Patrick M. Fox
	Name:	Patrick M. Fox
	Title:	Chief Financial Officer